EXHIBIT 23.1

             [LETTERHEAD OF MANNING ELLIOTT, CHARTERED ACCOUNTANTS]


CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our report dated May 26, 2003 in the Registration Statement on Form SB-2 Amendment Number 1 and related Prospectus of Gold Pick Mines, Inc. for the registration of 1,000,000 shares of its common stock.


               (signed) _____________________
               /s/ MANNING ELLIOTT
               CHARTERED ACCOUNTANTS


June 4, 2003
Vancouver, British Columbia, Canada


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